UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2010

OMNOVA Solutions Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Ghent Road Fairlawn, Ohio,	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(330) 869-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on November 22, 2010, OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with two funds of AXA Investment Managers Private Equity Europe (the “AXA Funds”) and the other holders of the equity securities (collectively with the AXA Funds, the “Sellers”) of Eliokem International SAS (“Eliokem”). As described below under Item 2.01 of this Current Report, pursuant to the terms of the Purchase Agreement, on December 9, 2010, OMNOVA completed the acquisition of all of the outstanding ordinary shares of Eliokem (the “Shares”), as well as all warrants to purchase Shares, debt securities convertible into Shares and debt securities redeemable for Shares (the “Acquisition”).

In connection with the Acquisition, OMNOVA entered into a new term loan and a new revolving credit facility.

Term Loan Agreement

On December 9, 2010, OMNOVA entered into an Amended and Restated Term Loan Credit Agreement (the “Term Loan Agreement”) with the various lenders party thereto, as lenders, and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent. The Term Loan Agreement initially provides the Company with a $200.0 million term loan (the “Initial Term Loan”). Additionally, the Company may request additional term loans (the “Additional Term Loans” and together with the Initial Term Loan, the “Term Loan”) in an aggregate amount up to the greater of (1) $75.0 million and (2) an aggregate principal amount such that, on a pro forma basis (giving effect to any additional term loans), the Company’s senior secured leverage ratio will not be greater than 2.0 to 1.0 upon satisfaction of certain requirements, including that the Company’s pro forma interest coverage ratio (giving effect to any Additional Term Loans) be greater than 2.0 to 1.0 on a pro forma basis giving effect to any Additional Term Loans.

The Initial Term Loan will mature on May 31, 2017. Additional Term Loans may have a longer maturity. For the Initial Term Loan, the Company is required to make quarterly principal repayments in the amount of $500,000 beginning with the fiscal quarter ending February 28, 2011. Borrowings under the Term Loans will bear interest, at the Company’s option, at either an alternate base rate or a eurodollar rate, in each case plus an applicable margin. The alternate base interest rate will be a fluctuating rate equal to the highest of (1) Deutsche Bank Trust Company America’s prime rate, (2) the Federal Funds Effective Rate plus 0.5% and (3) the eurodollar rate applicable for an interest period of one month plus 1.0%, in any case subject to a floor of 2.75% per annum, plus an applicable margin. The eurodollar rate will be a periodic fixed rate equal to LIBOR, subject to a floor of 1.75% per annum, plus an applicable margin. Borrowings under the Initial Term Loan will initially bear interest at LIBOR plus 4.0%, subject to a floor of 1.75%.

Borrowings under the Term Loan Agreement are guaranteed by the Company’s domestic subsidiaries, other than certain non-material subsidiaries. Borrowings under the Term Loan Agreement are secured by a first priority lien on all real property and equipment of the Company’s principal domestic facilities and all improvements thereto and the capital stock, other equity interests, promissory notes (including intercompany notes) owned by the Company or the guarantors and by a second priority lien on the Company’s domestic accounts receivable, inventory and intangible assets.

The Term Loan Agreement requires, among other things, that the Company maintain certain performance financial covenants, such as a maximum senior secured net leverage ratio, a minimum interest coverage ratio and a limitation on capital expenditures. The Term Loan contains various customary provisions for such financings, including affirmative and negative covenants such as limitations on the Company’s ability to incur additional indebtedness and incur liens, and representations and warranties and events of default. Amounts owed under the Term Loan Agreement may be accelerated upon the occurrence of various events of default set forth therein, including, without limitation, the failure to make principal or interest payments when due and breaches of covenants or representations and warranties set forth in the Term Loan Agreement.

Credit Agreement

Additionally on December 9, 2010, OMNOVA and Eliokem, Inc. entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as agent for the lenders. The Credit Agreement provides for up to $100.0 million in borrowings, including a $15.0 million sublimit for the issuance of commercial and standby letters of credit and a $10.0 million sublimit for swingline loans. Additionally, the Company will be able to request an increase in additional borrowing availability of

$50.0 million upon satisfaction of certain requirements. Borrowing availability under the Credit Agreement will be limited to an eligible borrowing base determined by applying customary advance rates to eligible accounts receivable and inventory, in each case subject to reserves established by the lenders. Borrowings under the Credit Agreement mature on December 9, 2015.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either a floating rate or a eurodollar rate, in each case plus an applicable margin. The floating rate will be a fluctuating rate equal to JPMorgan Chase Bank, N.A.’s prime rate, provided that the rate will never be less than an adjusted one-month LIBOR rate plus 2.50%. The eurodollar rate will be a periodic fixed rate equal to LIBOR.

Borrowings under the Credit Agreement are guaranteed by the Company’s domestic subsidiaries. Borrowings under the Credit Agreement are secured by a first priority lien on the Company’s domestic accounts receivable, inventory and intangible assets and by a second priority lien on all real property and equipment of the Company’s principal domestic facilities and all improvements thereto and the capital stock, other equity interests, promissory notes (including intercompany notes) owned by the Company or the guarantors.

The Credit Agreement requires the Company to pay the lenders a quarterly commitment fee based on the average daily unused portion of available borrowings under the Credit Agreement, which fee will vary depending on the Company’s average daily borrowing availability under the Credit Agreement. The Credit Agreement also requires the Company to pay the lenders customary fees in connection with the issuance of letters of credit.

The Credit Agreement requires, among other things, that the Company maintain certain performance financial covenants relating to minimum excess availability and a springing minimum fixed charge coverage ratio. If the average excess borrowing availability under the Credit Agreement for any fiscal quarter is less than $25.0 million, then the Company will have to maintain a fixed charge coverage ratio (which is generally the ratio of EBITDA (as defined in the Credit Agreement) less capital expenditures to fixed charges) of equal to or greater than 1.1 to 1.0 for each period of four consecutive fiscal quarters tested on the last day of each fiscal quarter until average excess borrowing availability in any subsequent fiscal quarter is at least $25.0 million.

The Credit Agreement contains various customary provisions for such financings, including affirmative and negative covenants such as limitations on the Company’s ability to incur additional indebtedness and incur liens, representations and warranties and events of default. Amounts owed under the Credit Agreement may be accelerated upon the occurrence of various events of default set forth therein, including, without limitation, the failure to make principal or interest payments when due and breaches of covenants or representations and warranties set forth in the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 9, 2010, OMNOVA completed the Acquisition pursuant to the terms of the Purchase Agreement from the Sellers for an aggregate purchase price of €227.5 million in cash, less amounts for Eliokem’s net debt and debt-like items, and subject to working capital and capital expenditure adjustments. OMNOVA used cash on hand, the net proceeds from the issuance of its 7.875% senior notes due 2018 and proceeds from the Initial Term Loan to fund the consummation of the Acquisition, including the repayment of Eliokem debt, and repay the Company’s existing term loan.

Eliokem is a worldwide manufacturer of specialty chemicals used in a diverse range of niche applications including coating resins, elastomeric modifiers, antioxidants, oilfield chemicals and latices for specialty applications. Eliokem is headquartered in Villejust, France and has facilities located in France, the United States, China and India.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations under the Term Loan Agreement and the Credit Agreement are summarized in Item 1.01 of this Current Report and are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The following audited financial statements of Eliokem International SAS are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference:

Independent Auditors’ Report;

Consolidated balance sheets as of December 31, 2009 and 2008;

Consolidated statements of income for the years ended December 31, 2009, 2008 and 2007;

Consolidated statement of cash flows for the years ended December 31 2009, 2008 and 2007;

Notes to Consolidated Financial Statements.

The following unaudited interim financial statements of Eliokem International SAS are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference:

Consolidated balance sheets as of September 30, 2010 and December 31, 2009;

Consolidated statements of income for the nine months ended September 30, 2010 and 2009;

Consolidated statement of cash flows for the nine months ended September 30, 2010 and 2009;

Notes to consolidated financial statements.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial statements are filed as Exhibit 99.3 to this Current Report and are incorporated herein by reference:

Unaudited Pro Forma Combined Statements of Operations for the twelve months ended November 30, 2009;

Unaudited Pro Forma Combined Statements of Operations for the nine months ended August 31, 2010;

Unaudited Pro Forma Combined Balances Sheet as of August 31, 2010;

Notes to Unaudited Pro Forma Combined Financial Statements.

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of Independent Auditors.
99.1	Annual audited financial statements of Eliokem International SAS as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007.
99.2	Interim unaudited financial statements of Eliokem International SAS as of September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009.
99.3	Unaudited pro forma combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA Solutions Inc.

Date: December 14, 2010	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Auditors.
99.1	Annual audited financial statements of Eliokem International SAS as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007.
99.2	Interim unaudited financial statements of Eliokem International SAS as of September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009.
99.3	Unaudited pro forma combined financial statements.